Exhibit 10.22

GEORGIA BANKING COMPANY, INC.

AMENDMENT TO THE
PRIMARY BANCSHARES, INC. 2017 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT TO PRIMARY BANCSHARES, INC. 2017 LONG-TERM INCENTIVE PLAN (this “Amendment”) is made as of March 1, 2025, by Georgia Banking Company, Inc. (the “Company”), a successor by merger to Primary Bancshares, Inc. (“Primary”).

WHEREAS, the Company and Primary have entered into that certain Agreement and Plan of Merger, dated October 9, 2024, by and between the Company and Primary, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of January 22, 2025 (collectively, the “Company Merger Agreement”), pursuant to which Primary will merge with and into the Company, with the Company as the surviving corporation (the “Company Merger”);

WHEREAS, immediately following the Company Merger, Primary’s wholly-owned Georgia bank subsidiary, Georgia Primary Bank (“Primary Bank”), will merge with and into the Company’s wholly-owned Georgia bank subsidiary, Georgia Banking Company (the “Bank”), with the Bank as the surviving bank (the “Bank Merger” and together with the Company Merger, the “Mergers”), in accordance with the terms and conditions of that certain Agreement and Plan of Merger, dated as of October 9, 2024, by and between the Bank and Primary Bank (the “Bank Merger Agreement”);

WHEREAS, Primary granted stock options to purchase shares of Primary’s common stock (“Options”) to certain current and former service providers of Primary and/or Primary Bank (the “Optionees”), subject to the terms and conditions of the Primary Bancshares, Inc. 2017 Long-Term Incentive Plan, as amended (the “Plan”) and each Optionee’s Nonqualified Stock Option Award (the “Award Notice”) and the Terms and Conditions to the Nonqualified Stock Option Award (“Terms and Conditions” and together with the Award Notice, the “Award Agreements”);

WHEREAS, in connection with the Company Merger and pursuant to the Company Merger Agreement and Section 5.2 of the Plan, certain Optionees elected to convert their outstanding and unexercised Options into options to purchase shares of the Company’s common stock (the “Rollover Options”);

WHEREAS, pursuant to the Merger Agreement, the Company has assumed the Plan and any Rollover Options granted thereunder, as of the Effective Time;

WHEREAS, pursuant to Section 5.9 of the Plan, the Company now desires to amend the Plan;

WHEREAS, immediately following the Effective Time (the “Amendment Effective Time”), the Plan is hereby amended to reflect the assumption of the Plan by the Company; and

WHEREAS, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Plan.

NOW, THEREFORE, effective as of the Amendment Effective Time, the Plan is hereby amended as follows:

I.              The Plan is hereby amended to add a “Preamble” before “Section I. Definitions” to read as follows:

“PREAMBLE

Primary Bancshares, Inc. and Georgia Banking Company, Inc. entered into that certain Agreement and Plan of Merger, dated October 9, 2024, by and between the Company and Primary, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of January 22, 2025 (collectively, the “Merger Agreement”), pursuant to which Primary Bancshares, Inc. merged with and into the Georgia Banking Company, Inc. on or about March 1, 2025 (the “Closing Date”), with the Georgia Banking Company, Inc. as the surviving corporation (the “Merger”).

In connection with the Merger, Georgia Banking Company, Inc. assumed the Plan, as well as any Options granted under the Plan that were outstanding and unexercised immediately prior to the Closing Date and that were to be converted into options to purchase shares of Georgia Banking Company, Inc.’s common stock (collectively, the “Rollover Options”). Georgia Banking Company, Inc. intends to maintain the Plan following the Closing Date to govern the outstanding Rollover Options and permit the grant of new equity incentives to eligible service providers of Georgia Banking Company, Inc. and its Subsidiaries.”

II.             Section 1.1(i) of the Plan is hereby amended by deleting the definition of “Company” therein and replacing it in its entirety with the following:

“(i)           “Company” means (i) “Primary Bancshares, Inc.” prior to the Closing Date, and (ii) “Georgia Banking Company, Inc.” after the Closing Date”

III.           Section 1.1(u) of the Plan is hereby amended by deleting the definition of “Plan” therein and replacing it in its entirety with the following:

“(u)          “Plan” means (i) the “Primary Bancshares, Inc. 2017 Long Term Incentive Plan” prior to the Closing Date, and (ii) the “Georgia Banking Company, Inc. 2017 Long Term Incentive Plan” after the Closing Date”

IV.           Section 1.1(p) of the Plan is hereby amended by deleting the definition of “Stock” therein and replacing it in its entirety with the following:

“(w)         “Stock” means the common stock, $0.01 par value per share, of Georgia Banking Company, Inc.”

V.             Section 2.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“2.2          Stock Subject to the Plan.

(a)             Subject to adjustment in accordance with Section 5.2, One Hundred Thirty Nine Thousand Three Hundred Twenty Six (139,326) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Awards, including upon exercise of any Rollover Options, all or any of which may be Incentive Stock Options.

(b)            Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted, or otherwise unsettled portion of any Award, including any adjusted shares subject to a Rollover Option that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted, or otherwise settled in full in Stock will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement, or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan.”

VI.            Section 2.4 of the Plan is hereby amended and restated in its entirety to read as follows:

“2.4          Eligibility and Limits. Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company that provided services to Primary Bankshares, Inc. or its Affiliates prior to the Closing Date continued provide services Georgia Banking Company, Inc. or its Affiliates following the Closing Date; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s), unless the provisions of the applicable Award Agreement provide otherwise.”

VII.          Section 5.12 of the Plan is hereby amended and restated in its entirety to read as follows:

“5.12.      Effective Date of the Plan. The effective date of the Plan, as assumed and adopted by the Board of Directors of the Company, is March 1, 2025; provided, however, no Incentive Stock Options shall be granted unless and until the Company’s stockholders approve the Plan.”

VIII.         Except as specifically amended by this Amendment, all terms and conditions of the Award Agreement shall remain in full force and effect and shall not be modified by this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the date first written above.

GEORGIA BANKING COMPANY, INC.,
a Georgia Corporation

By:	/s/ Bartow Morgan, Jr.
Bartow Morgan, Jr.
Chief Executive Officer

[Signature Page to Amendment to 2017 Long-Term Incentive Plan]